Exhibit 5
Letterhead of Chadbourne & Parke LLP
30 Rockefeller Plaza
New York, NY 10112
(212) 408-5100
April 27, 2007
ORBCOMM Inc.
2115 Linwood Avenue, Suite 100
Fort Lee, New Jersey 07024

Re:	ORBCOMM Inc. Registration Statement on Form S-1
Ladies and Gentlemen:
     In connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), by ORBCOMM Inc., a Delaware corporation (the “Company”), of up to 7,000,000 shares (or 8,050,000 shares if the underwriters’ over-allotment option is exercised in full) of the Common Stock, par value $.001 per share, of the Company (the “Common Stock”), to be issued by the Company (the “Company Shares”) or to be sold by certain selling stockholders of the Company (the “Resale Shares”, and together with the Company Shares, the “Offered Shares”) in connection with the public offering of the Offered Shares (the “Offering”), we advise as follows:
     As counsel for the Company, we are familiar with the Restated Certificate of Incorporation and the Amended By-laws of the Company, each as amended to the date hereof, and we have reviewed (i) the Registration Statement on Form S-1 filed by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) under the

ORBCOMM Inc.	-2-	April 27, 2007
     Securities Act with respect to the issuance of the Offered Shares (the “Registration Statement”) and (ii) the corporate proceedings taken by the Company in connection with the authorization of the Offering and the issuance of the Company Shares in connection therewith. We have also examined originals, or copies certified or otherwise authenticated to our satisfaction, of such corporate records of the Company and such other instruments, certificates of public officials and representatives of the Company and other documents as we have deemed necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to questions of fact material to this opinion, we have, when relevant facts were not independently established, relied upon certificates of officers of the Company and appropriate public officials.
     On the basis of the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:
     (a) the Company Shares have been duly authorized and, when the Registration Statement has become effective under the Securities Act and the Offered Shares have been issued and sold in accordance with due action of the Pricing Committee of the Board of Directors of the Company as contemplated by the Registration Statement, the Company Shares will be legally and validly issued, fully paid and non-assessable; and

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     (b) the Resale Shares issued on or prior to the date hereof have been legally and validly issued, fully paid and non-assessable and the Resale Shares to be issued prior to the effective date of the Registration Statement upon the exercise of warrants or options to purchase Common Stock, when issued pursuant to the terms of such warrants or options, will be legally and validly issued, fully paid and non-assessable.
     We express no opinion herein as to any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware (as well as the applicable provisions of the Delaware Constitution and applicable reported judicial decisions) and the federal laws of the United States.
     We hereby consent to the reference to us and our opinion in the Registration Statement and to the filing of this opinion as an Exhibit to the Registration Statement. We also hereby consent to the reference to this firm under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving such consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Chadbourne & Parke LLP